Exhibit 99.1

CONTACT:                                 JOSEPH MACNOW
(201) 587-1000

[Vornado Realty Trust logo]
210 Route 4 East
Paramus, NJ 07652

FOR IMMEDIATE RELEASE — May 8, 2006

VORNADO ANNOUNCES INVESTOR CONFERENCE AND LIVE WEBCAST

PARAMUS, NEW JERSEY.......VORNADO REALTY TRUST (New York Stock Exchange: VNO) today announced that it will host an investor conference on Thursday, May 11, 2006 at 2:00 P.M. EDT. The conference will be webcast live by Vornado Realty Trust and the webcast and materials presented at the conference can be accessed at Vornado’s website www.vno.com. The conference may also be accessed via telephone by dialing (888) 802-7346 Domestic, or (973) 583-2785 International, using passcode 7347706. A replay of the conference will be available on the website from May 12, 2006 through June 12, 2006.

Vornado’s Webcast Registration Page at www.vno.com provides minimum computer system and software requirements for the webcast. Additional information regarding these requirements can be obtained by dialing (212) 780-5700, extension 278.

Vornado Realty Trust is a fully-integrated equity real estate investment trust.

Certain statements contained or incorporated herein and in the investor conference referred to in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Vornado Realty Trust to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, risks associated with the timing of and costs associated with property improvements, financing commitments and general competitive factors.

More detailed information about these and other factors is set forth in Vornado’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and in its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2006. Vornado is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements.

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